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                                                                     EXHIBIT 99

                      KNIGHT-RIDDER, INC. AND SUBSIDIARIES
                          BUSINESS SEGMENT INFORMATION
                           (In thousands of dollars)




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
                                                        Quarter  Ended                           Four Quarters Ended
                                                 ---------------------------                -----------------------------
                                                   Mar. 30           Mar. 31                 Mar. 30             Mar. 31
                                                     1997             1996                     1997                1996
                                                 ---------          --------                ---------          ----------
OPERATING REVENUE
  Newspapers                                     $ 600,830          $570,756                $2,404,298         $2,283,805
  Business Information Services                     78,492           126,905                   352,206            491,091
                                                 ---------          --------                ----------         ----------
                                                 $ 679,322          $697,661                $2,756,504         $2,774,896
                                                 =========          ========                ==========         ==========

OPERATING INCOME
  Newspapers                                     $ 110,315          $ 61,246                $  428,654         $  264,663
  Business Information Services                       (669)              973                       143              6,311
  Corporate                                        (12,146)          (11,607)                  (46,991)           (51,085)
                                                 ---------          --------                ----------         ----------
                                                 $  97,500          $ 50,612                $  381,806         $  219,889
                                                 =========          ========                ==========         ==========

DEPRECIATION AND
AMORTIZATION
  Newspapers                                     $  28,818            28,276                $  118,154         $  100,662
  Business Information Services                      7,747            13,664                    39,487             53,120
  Corporate                                          1,343               937                     3,441              3,095
                                                 ---------          --------                ----------         ----------
                                                 $  37,908          $ 42,877                $  161,082         $  156,877
                                                 =========          ========                ==========         ==========

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